KARD Scientific

CONFIDENTIAL DISCLOSURE AGREEMENT

KARD Scientific

-and-

Cellceutix Corporation ("Company")

This Confidential Disclosure Agreement (the "Agreement") is entered into as of September 28, 2007 ("Effective Date") by and between KARD Scientific, (hereinafter "KARD") a Delaware corporation with a principal place of business at 187 Ballardvale Street, Suite A225, Wilmington, Massachusetts 01887 and Cellceutix Pharma, Inc., (hereinafter, "Company"), a Delaware corporation with a principal place of business at 187 Ballardvale Street, Suite A225, Wilmington, Massachusetts, 01887 (collectively, the "parties").

WHEREAS, the above parties contemplate negotiations and discussions concerning possible research, drug development, formulation and/or fill/finish drug manufacturing and continuing interactions thereafter as any agreed work is performed by Kard (the "Transaction"); and

WHEREAS, in order to facilitate the Transaction both parties need to disclose to each other certain confidential and proprietary, technical, financial or business information; and

WHEREAS, both parties have agreed, in accordance with the terms of this Agreement, (i) to keep and hold such information confidential and (ii) to use such information only for evaluating and performing the Transaction.

NOW THEREFORE, the parties agree to the following:

1."Information" is defined as all information that is (i) in the possession of a party (the "Disclosing Party"), (ii) is not generally available to the public, (iii) is or has been provided or communicated to the other party (the "Receiving Party") by or on behalf of the Disclosing Party, in connection with the Transaction, (iv) with respect to tangible forms of such information, is clearly marked as "confidential" or "proprietary" at the time of disclosure, and (v) with respect to any such information that is disclosed orally or visually, is designated as "confidential" or "proprietary" at the time of disclosure with subsequent written confirmation within thirty (30) days of such disclosure referencing the date of disclosure and identifying the information disclosed. Information shall also include all technical information relating to the manufacture of pharmaceuticals provided by either parties even if not expressly identified to Company as confidential or proprietary. "Person" is defined as any human being, organization, corporation, partnership, joint venture, association, labor organization, legal representative, federal, state, local or foreign governmental agency, court authority or other legal entity whatsoever.

2.Subject to the provisions of paragraph 3, the Receiving Party shall, keep completely confidential and not use directly or indirectly for any purpose other than assessing and performing the Transaction, or publish or otherwise disclose, any Information, except to those of its directors, officers, employees, advisors or representatives (collectively, "Representatives") with a need to know and who expressly agree to be bound by

the terms of this Agreement, and to not disclose such Information to any other Persons or use such Information for any purpose other than assessing and performing the Transaction; provided, however, that the Receiving Party may disclose such Information to the extent such disclosure is:

(a) made in response to a valid order of a court of competent jurisdiction or other governmental body of a country or any political subdivision thereof of competent jurisdiction, provided that the Receiving Party shall first give to the Disclosing Party notice of such order; or

(b) otherwise required by law, in the opinion of legal counsel to the Receiving Party as expressed in an opinion letter in form and substance reasonably satisfactory to the Disclosing Party, which shall be provided to the Disclosing Party at least twenty-four (24) hours prior to the Receiving Party's disclosure of the Information pursuant to this Agreement.

3. The obligations imposed hereunder shall not apply to Information:

(a) which is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party;

(b) which the Receiving Party can reasonably demonstrate is already in its possession and not subject to an existing agreement of confidentiality;

(c) which is received from a third party without restriction and without breach of this Agreement or any other agreement with the Disclosing Party; or

(d) which is independently developed by the Receiving Party as evidenced by its written records.

4. Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Information disclosed to the Receiving Party. All disclosed Information shall remain the property of the Disclosing Party and shall be returned by the Receiving Party to the Disclosing Party upon written request. The rights and obligations of the parties under this Agreement shall survive any such return or destruction of Information.

5. Either party may terminate this Agreement by written notice to the other. Notwithstanding any such termination, all rights and obligations under this Agreement shall survive with respect to any Information disclosed prior to the termination.

6. Any work that becomes part of the Transaction will be done on the basis of a separate written agreement between the parties. No disclosure of any Information hereunder shall be construed to be a public disclosure of such Information by the Disclosing Party for any purpose whatsoever.

7. Each party agrees that the unauthorized use or disclosure of any material Information by the Receiving Party in violation of this Agreement may cause severe and irreparable damage to the Disclosing Party that will not be adequately compensated by monetary damages. In the event of any violation of this Agreement, the Receiving Party agrees that the Disclosing Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, as well as any other relief permitted by applicable law.

8. Neither the Disclosing Party nor the Receiving Party, nor any of their respective Representatives, may without the prior written consent of the other party, disclose to any other Person (including, without limitation, by issuing a press release or otherwise making any public statement) the fact that the Information

has been made available to the Receiving Party, the fact that discussions, negotiations or work are taking place concerning the Transaction, or any of the terms, conditions or other facts with respect thereto (including the status thereof).

9. This Agreement is intended to benefit and shall be binding on the Company, KARD and their successors and/or assigns.

10. Each party represents that it is not party to any contracts with any other Person that would interfere with or prevent their respective compliance with the terms and provisions of this Agreement.

11. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise of any right, power or privilege.

12. This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written representation with regard to the subject matter hereof. This Agreement may not be modified except by a writing signed by each of the parties.

13. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its choice of law provisions. The parties hereto hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.

14. If any provision of this Agreement is found to be unenforceable, the remainder shall be enforced as fully as possible and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the parties as expressed herein.

IN WITNESS WHEREOF, the parties have caused this confidentiality Agreement to be signed as of the date first above written.

Signature [signature] Date December 5, 2007
Jonathan Edwards
Director of Business Development for KARD Scientific

ACKNOWLEDGED, ACCEPTED AND AGREED TO BY:

Signature: [signature] Date 12/5/07

Name: George W. Evans
Title: Chief Executive Officer
For: Celleutix Pharma, Inc.